EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-120352) pertaining to the 2004 Long Term Incentive Plan of Haverty Furniture Companies, Inc.
(2) Registration Statement (Form S-8 No. 333-176100) pertaining to the 2004 Long Term Incentive Plan of Haverty Furniture Companies, Inc.
(3) Registration Statement (Form S-8 No. 333-197969) pertaining to the 2014 Long Term Incentive Plan of Haverty Furniture Companies, Inc.

of our reports dated March 16, 2015, with respect to the consolidated financial statements and schedule of Haverty Furniture Companies, Inc. and the effectiveness of internal control over financial reporting of Haverty Furniture Companies, Inc. included in this Annual Report (Form 10-K) of Haverty Furniture Companies, Inc. for the year ended December 31, 2014.

                                                                                                                                /s/ Ernst & Young LLP

Atlanta, Georgia
March 16, 2015